SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PERICOM SEMICONDUCTOR CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

          (1)  Title of each class of securities to which transaction applies:
               NA
          (2)  Aggregate number of securities to which transaction applies: NA
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
          (4)  Proposed maximum aggregate value of transaction: NA
          (5)  Total fee paid: NA

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: NA
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          (3)  Filing Party: NA
          (4)  Date Filed: NA

                             [GRAPHIC LOGO OMITTED]
                                     PERICOM


                        PERICOM SEMICONDUCTOR CORPORATION
                                2380 Bering Drive
                               San Jose, CA 95131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on December 17, 2003


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Pericom Semiconductor Corporation, a California corporation (the "Company") will be held on December 17, 2003 at 3:00 p.m., California time, at the Company's premises, 2380 Bering Drive, San Jose, California 95131, for the following purposes:

         1. To elect six directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

         2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending June 26, 2004.

         3. To transact such other business as may properly come before the meeting.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

         The Board of Directors has fixed the close of business on October 20, 2003 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


                                       FOR THE BOARD OF DIRECTORS


                                       John Chi-Hung Hui, Ph.D.
                                       Vice President, Technology and Secretary

San Jose, California
October 24, 2003

                             YOUR VOTE IS IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may vote in person even if you returned a proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                        PERICOM SEMICONDUCTOR CORPORATION

                                 PROXY STATEMENT

General

         The enclosed proxy is solicited by Pericom Semiconductor Corporation (the "Company") on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 17, 2003 at 3:00 p.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's premises, 2380 Bering Drive, San Jose, California 95131.

         This Proxy Statement, the form of proxy, and the Company's 2003 Annual Report are first being mailed to shareholders on or about October 24, 2003.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John Chi-Hung Hui, Ph.D., Vice President, Technology and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Record Date, Share Ownership and Quorum

         Shareholders of record at the close of business on October 20, 2003 are entitled to vote at the Annual Meeting. At the record date, 25,865,793 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

         Each share outstanding on the record date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to six nominees, a number of votes equal to six multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the meeting, at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

         The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. The ratification of the independent auditors for the Company for the current year requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the shareholders, abstentions have the same effect as negative votes. A plurality of the votes duly cast is required for the election of the directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions are not counted for purposes of the election of directors. While broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, with respect to Proposal No. 2, which requires the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes shall have no effect.

Deadline for Receipt of Shareholder Proposals

         Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") a shareholder proposal must be received by the Company no later than June 24, 2004 to be considered timely for inclusion in the proxy statement for the 2004 Annual Meeting. A shareholder's notice to the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

         If a shareholder intends to present a proposal at the 2004 Annual Meeting which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, and does not notify the Company of such proposal on or before September 8, 2004, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2004 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at six. Six directors will be elected at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

     The Board of Directors recommends a vote FOR the nominees listed below.

                                                                                                               Director
Name of Nominee                           Age            Principal Occupation                                  Since
======================================    ========       ===============================================       ========
Alex Chi-Ming Hui...................      46             Chief Executive Officer, President and                  1990
                                                         Chairman of the Board of Directors
Chi-Hung (John) Hui, Ph.D...........      48             Vice President, Technology and Director                 1990

Hau L. Lee, Ph.D. ..................      50             Director                                                1999

Millard (Mel) Phelps ...............      75             Director                                                1999

Tay Thiam Song .....................      48             Director                                                1992

Jeffrey Young ......................      54             Director                                                1995

         The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         Mr. Alex Chi-Ming Hui has been Chief Executive Officer, President and a member of the Board of Directors of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the Company in July 1999. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

         Dr. Chi-Hung (John) Hui has been Vice President, Technology and a member of the Board of Directors of the Company since its inception in June 1990. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

         Dr. Hau L. Lee has been a member of the Board of Directors since July 1999. From February 1997 through June 2002 Dr. Lee has been Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management and from July 2002 through the present has been the Thoma Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. He is the founding and current director of the Stanford Global

Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Sun Microsystems, IBM, Xilinx Corporation, Motorola, and Andersen Consulting. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

         Mr. Millard (Mel) Phelps has been a member of the Board of Directors since July 1999. Mr. Phelps is a retired advisory director of Hambrecht and Quist (H&Q), a position he held from September 1994 to July 1997. Prior to joining H&Q in 1984 as a Principal in the firm and Senior Semiconductor Analyst, Mr. Phelps spent 23-years in the semiconductor industry in various management and corporate officer positions. Mr. Phelps is currently serving as a Director of Trident Microsystems and is also a director of a privately held company. Mr. Phelps holds a BSEE degree with honors from Case Reserve University, is a professional engineer (Ohio) and is a registered SEC professional.

         Mr. Tay Thiam Song has been a member of the Board of Directors since June 1992. Mr. Tay resides in Singapore, and, since 1985, has been serving as the Executive Director of various companies in Singapore and Malaysia, including Daiman Group (a Malaysian public company) and Chye Seng Tannery (Pte) Ltd. Mr. Tay holds a B.A. in Accounting from the North East London Polytechnic University.

         Mr. Jeffrey Young has been a member of the Board of Directors since August 1995. Since 1988, Mr. Young has been a resident of Singapore and from 1990 to the present has served as the Executive Director of Daiman Roof Tiles Sdn. Bhd., a subsidiary of the Daiman Group, and from 1989 to the present as a Director of Great Wall Brick Work Sdn. Bhd., and from 1993 to the present as a Director of Daiman Singapore (Pte) Ltd., and has been a Director of Daiman Investments (Australia) Pty. Ltd. from 1993 to the present. Mr. Young holds a B.S. from the Electronic College of Canton, People's Republic of China.

Required Vote:    A plurality of the votes duly cast at the Annual Meeting is required for the election of the nominees to the Board of Directors.

Board Meetings and Committees

         The Board of Directors of the Company held four meetings during fiscal 2003. During the last fiscal year, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

         During 2003, Dr. Lee, Mr. Phelps and Mr. Tay served on the Audit Committee. The Audit Committee held five meetings during 2003. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company's financial statements. See "Report of the Audit Committee of the Board of Directors." The Board adopted and approved a written charter for the Audit Committee in April 2000 and approved amendments to the charter in October 2002. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

         During 2003, Messrs. Tay and Young served on the Compensation Committee. The Compensation Committee held two meetings during 2003. The Compensation Committee administers the Company's 2001 Stock Incentive Plan, the Company's 2000 Employee Stock Purchase Plan and the Company's 1995 Stock Option Plan and reviews and approves the compensation and benefits for the Company's executive officers.

         The Nominating Committee was formed in October 2001. The current members of the Nominating Committee are Messrs. Phelps and Young and Dr. Lee. The Nominating Committee assists the Board in selecting nominees for election to the Board and monitors the composition of the Board. During 2003 the Nominating Committee held one meeting. The Nominating Committee considers Board nominees recommended by our shareholders. To submit recommendations for our 2004 annual meeting of shareholders, you may write to Dr. Chi-Hung (John) Hui, Secretary, Pericom Semiconductor Corporation, 2380 Bering Drive, San Jose, California 95131.

Director Compensation

         The Company's employee directors receive no fees for their services as members of the Board of Directors or committee members. Each non-employee director receives $2,000 per quarterly meeting, $500 for each additional telephonic meeting, and $1,000 for each Compensation, Audit Committee or Nominating Committee meeting attended. Commencing in fiscal 2003, all non-employee directors of the Company receive automatic stock option grants upon joining the Board of Directors in the amount of 6,000 shares and they receive 6,000 shares annually thereafter under the Company's 1995 Stock Option Plan or 2001 Stock Incentive Plan. The Chairman of the Audit Committee receives an additional 2,000 shares annually. All options are vested immediately upon grant. The exercise price of such stock options is equivalent to the fair market value of the underlying Common Stock on the date of grant.

Compensation Committee Interlocks and Insider Participation

         None of the members of the Compensation Committee is an officer or employee of the Company. Three of the six members of the Board of Directors also serve as members of the board of directors for Pericom Technology, Inc., a British Virgin Islands corporation. Other than with respect to Pericom Technology, Inc., no interlocking exists between our Board of Directors or Compensation Committee and the board of directors or compensation committees of any other company, nor has such an interlocking relationship existed in the past.

         Mr. Hui and Dr. Hui are brothers, and Mr. Tay and Mr. Young are brothers-in-law.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2004 fiscal year and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Deloitte & Touche LLP as the independent auditors for fiscal year 2004. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Deloitte & Touche LLP has audited the Company's financial statements since the year ended June 30, 1992.

         Audit Fees: Aggregate fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for fiscal years 2003 and 2002 and for the review of the Company's financial Forms 10-Q for fiscal year 2003 and 2002 were $158,000 and $140,000, respectively.

         Financial Information Systems Design and Implementation Fees. For fiscal years 2003 and 2002, Deloitte & Touche LLP did not render professional services to the Company in connection with (i) directly or indirectly operating, or supervising the operation of the Company's information system or managing the Company's local area network, (ii) designing or implementing a hardware or software system that aggregates information that is significant to the Company's financial statements taken as a whole or (ii) assessing, designing and implementing internal accounting controls and risk management controls. Therefore, Deloitte & Touche LLP did not bill the Company fees for such types of services because no services were rendered.

         All Other Fees: Aggregate fees for all other professional services rendered by Deloitte & Touche LLP (other than Audit Fees) for fiscal year 2003 were $87,000, including audit related services of $15,000 and nonaudit services of $72,000. Aggregate fees for all other professionals services rendered by Deloitte & Touche LLP (other than Audit Fees) for fiscal year 2002 were $133,000. All of these fees were for nonaudit related services. There were no fees in fiscal year 2002 for audit related services. Audit related services generally include fees for statutory audits, business combinations, accounting consultations and Securities and Exchange Commission (the "SEC") registration statements. Nonaudit services generally include tax compliance and tax consultations.

         The Audit Committee has considered whether the provision of services described above under "Audit Fees," "Financial Information Systems Design and Implementation Fees" and "All Other Fees" are compatible with maintaining the independence of Deloitte & Touche LLP.

Required Vote:    The affirmative vote of a majority of the common shares
                  present and entitled to vote at the Annual Meeting is required to ratify the foregoing proposal.

  The Board of Directors unanimously recommends a vote FOR the ratification of
           Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2004.

                             Executive Compensation

                           Summary Compensation Table

         The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary, bonus and other compensation exceeded $100,000 during fiscal 2003 (collectively, the "Named Executive Officers").

                                                                                                        Long-Term
                                                                                                       Compensation
                                                                                                          Awards
                                                                                                         -------
                                                                                                          Shares
                                                                       Annual Compensation (1)          Underlying
             Name and Principal Position                 Year          Salary            Bonus           Options
             ---------------------------                 ----          ------            -----           -------
Alex Chi-Ming Hui                                        2003          249,600               --            50,000
     Chief Executive Officer, President and              2002          249,600               --            62,500
     Chairman of the Board of Directors                  2001          251,100               --           160,000

Chi-Hung (John) Hui                                      2003          217,946               --            30,000
     Vice President, Technology and Director             2002          217,946               --            37,000
                                                         2001          217,946               --           100,000

Gerald V. Beemiller (2)                                  2003          200,373           33,063            10,000
     Vice President, Worldwide Sales                     2002          205,037           42,411            60,000(3)
                                                         2001          133,107            6,209           150,000

David K. Raun (4)                                        2003          172,981           14,000            10,000
      Vice President, Marketing                          2002           74,889               --           100,000
                                                         2001               --               --                --
Shau-Min (Michael) Chen (5)
     Vice President, ASIC Engineering and                2003          162,399            6,000             7,400
     General Manager, Pericom Taiwan Ltd.                2002          163,473            5,000            58,000(3)
                                                         2001          108,932               --           110,000

(1) None of the Named Executive Officers received any other compensation besides salary and bonus in 2001, 2002 or 2003.
(2)  Mr. Beemiller joined the Company in December 2000.
(3) Fiscal 2002 option awards for Mr. Beemiller and Mr. Chen include regrants of 50,000 shares each that were voluntarily cancelled in fiscal 2001 under a company wide program as described in Schedule TO filed with the Securities and Exchange Commission on April 6, 2001, as amended.
(4)  Mr. Raun joined the Company in January 2002.
(5) Mr. Chen joined the Company in October 2000 and became an officer of the Company on September 1, 2003.

                        Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning stock option grants to each of the Named Executive Officers during fiscal 2003.

                                                                                                 Potential Realizable Value
                                                                                                   At Assumed Annual Rates
                               Number of                                                                Of Stock Price
                                Shares      Percent of Total      Exercise                         Appreciation for Option
                              Underlying    Options Granted        Price                                   Term (4)
                                Options      to Employees in        Per        Expiration         ------------------------
       Name                     Granted      Fiscal 2003 (1)      Share (2)     Date (3)             5%              10%
       ----                     -------      ---------------      ---------     ---------            --              ---
Alex Chi-Ming Hui                 50,000            8.68%             $8.40      04/21/13         $264,136        $669,371
Chi-Hung (John) Hui               30,000            5.21               8.40      04/21/13          158,481         401,623
Gerald V. Beemiller               10,000            1.74               8.40      04/21/13           52,827         133,874
David K. Raun                     10,000            1.74               8.40      04/21/13           52,827         133,874
Shau-Min (Michael) Chen            7,400            1.28               8.70      02/28/13           40,488         102,605

-----------

(1) In fiscal 2003, the Company granted options to employees to purchase an aggregate of 576,300 shares.
(2) Each of these options was granted pursuant to the Company's 1995 Stock Option Plan or 2001 Stock Incentive Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of the grant. All such options vest over a four-year period, subject to continued employment with the Company.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. Options granted have a term of ten (10) years.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

         The following table sets forth certain information as of June 28, 2003 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.

                                                                   Number of Securities              Value of Unexcercised
                                                                  Underlying Unexercised            In-the-Money Options at
                                Number of                        Options at June 28, 2003                June 28, 2003 (1)
                             Shares Acquired      Value         ---------------------------       -----------------------------
       Name                   on Exercise        Realized       Exercisable   Unexercisable       Exercisable     Unexercisable
       ----                   -----------        ---------      -----------   -------------       -----------     -------------
Alex Chi-Ming Hui                      --         $     --          907,001        222,499         $3,864,697          $44,563
Chi-Hung (John) Hui                40,000          342,000          591,792        125,208          3,167,163           26,738
Gerald V. Beemiller                    --               --           79,585         40,415                388            8,912
David K. Raun                          --               --           33,750         76,250                388            8,912
Shau-Min (Michael )Chen                --               --           59,004         36,396                292            4,370

--------

(1) The value of "in-the-money" stock options represents the difference between the exercise price of such stock options and the fair market value of $9.33 per share of Common Stock as of June 28, 2003 multiplied by the total number of shares subject to such options on June 28, 2003.

Equity Compensation Plans

         The following table summarizes share and exercise price information about our equity compensation plans as of June 28, 2003.

                                      Number of Securities to be                              Number of Securities
                                       Issued Upon Exercise of    Weighted Average Exercise   Remaining Available
                                        Outstanding Options,        Price of Outstanding      For Future Issuance
       Plan Category                    Warrants and Rights     Options, Warrants and Rights      Under Plans
       -------------                    -------------------     ----------------------------      -----------
Equity Compensation Plans Approved
by Shareholders

   Option Plans                              5,552,412                      $11.36                   720,630
   Employee Stock Purchase Plan                     --                          --                   334,204

Note: Pericom has no equity compensation plans not approved by shareholders as of June 28, 2003.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

         Compensation Philosophy. The Company believes that the management team it has assembled is well suited to increase shareholder value and contribute to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

         Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

         Bonus. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals, including, but not limited to, operating profit, achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

         Options. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

         Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEO's of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

                           Compensation Committee
                           ----------------------

                           Tay Thiam Song
                           Jeffrey Young

                           October 24, 2003

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors has provided the following report:

         The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's accounting, auditing, and financial reporting and disclosure processes, and systems of internal control established by management regarding finance, accounting, legal compliance, and ethics. Each of the three members of the Audit Committee is independent of the Company, as defined under the NASDAQ corporate governance standards. The Audit Committee operates under a written charter adopted by the Company's Board of Directors.

         Management is responsible for the preparation, integrity, and objectivity of the consolidated financial statements. Deloitte & Touche LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its charter obligations over the financial reporting process, the Audit Committee has:

         . Reviewed and discussed the audited consolidated financial statements with management;

         . Discussed with Deloitte & Touche LLP the results of their audit including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees";

         . Received the written disclosures and the letter from Deloitte & Touche LLP regarding auditor independence required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees";

         . Discussed with Deloitte & Touche LLP the accounting firm's independence from the Company; and

         . Considered whether Deloitte & Touche LLP's provision of non-audit services to the Company is compatible with maintaining the accounting firm's independence from the Company

Based on its review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 28, 2003. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the reappointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2004.

                           Millard (Mel) Phelps - Chairman
                           Hau L. Lee
                           Tay Thiam Song

                           October 24, 2003

Stock Performance Graph

         The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since June 28, 1998 through June 30, 2003 with (ii) cumulative total shareholder return on
(a) the Standard and Poor 500 Index and (b) the Dow Jones US Semiconductors & Related Index. The comparison assumes an investment of $100 on June 30, 1998 and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG PERICOM SEMICONDUCTOR CORPORATION, THE S & P 500 INDEX
                   AND THE DOW JONES US SEMICONDUCTORS INDEX



                             [GRAPHIC CHART OMITTED]



* $100 invested on 6/27/98 in stock or on 8/30/98 in index-including reinvestment of dividends

Copyright (c) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                              CERTAIN TRANSACTIONS

         In April 1994, the Company, Alex Chi-Ming Hui, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, and Chi-Hung
(John) Hui, Vice President, Technology and a director of the Company, and Dato' Kia Hong Tay and members of his immediate family, most of whom are principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation ("PTI") with principal offices in Shanghai, People's Republic of China. Initially, 18.4% of the outstanding voting stock of PTI was held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock was held by the foregoing directors, officers and principal shareholders of the Company. Alex Chi-Ming Hui and Chi-Hung (John) Hui are also directors of PTI, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTI. In fiscal 2001 an additional financing round of Series "C" Preferred Stock was completed and the Company now holds 44% of the outstanding voting stock of PTI. Pericom and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the year ended June 28, 2003, the Company (1) sold $142,000 in services to PTI, and (2) purchased $557,000 in test and other manufacturing services from PTI. At June 28, 2003, $152,000 was owed to the Company by PTI for reimbursement of certain administrative expenses incurred by the Company on behalf of PTI and for advances made to PTI by the Company. See Note [4] of Notes to Financial Statements contained in the Company's 2003 Annual Report to Shareholders.

         In September 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in the People's Republic of China. In September 2003, the Company and PTI entered into a sales agreement in which Pericom agreed to purchase and resell certain PTI products.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI, will continue to be comparable to terms offered by unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 2003 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                                                           Shares
                                                                          Beneficially
       Name of Beneficial Owner                                            Owned (1)           Percent
       ------------------------                                            ---------           -------
Wellington Management Company, LLP (2)                                     3,333,480            12.89%
  75 State Street
  Boston, MA  02109
Fidelity; FMR Corp. (3)                                                    2,022,000             7.82%
  82 Devonshire St.
  Boston, MA  02109
Alex Chi-Ming Hui (4)                                                      1,888,808             7.04%
Dalton, Greiner, Hartman, Maher & Co. (5)                                  1,584,257             6.12%
  565 Fifth Avenue, Suite 2101
  New York, NY  10017
Chi-Hung (John) Hui (6)                                                    1,376,636             5.20%
Tay Thiam Song (7)                                                           377,500             1.46%
Jeffrey Young (8)                                                            167,500                *
Gerald V. Beemiller (9)                                                       91,506                *
David K. Raun (10)                                                            47,836                *
Shau-Min (Michael)Chen (11)                                                   67,289                *
Hau L. Lee (12)                                                               36,800                *
Millard Phelps (13)                                                           33,000                *
All executive officers and directors as a group (13 persons)(14)           4,533,434            16.08%

--------------------

*  Less than 1% of outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2003 are deemed outstanding. Percentage of beneficial ownership is based upon 25,865,793 shares of Common Stock outstanding as of September 30, 2003. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 2380 Bering Drive, San Jose, California 95131
(2) Based on a Schedule 13G filed with the SEC on February 12, 2003, Wellington Management Company, LLP, a Massachusetts limited liability partnership ("WMC"), has shared voting power with respect to 2,728,950 shares of the Company's Common Stock and shared dispositive power with respect to 3,333,480 shares of the Company's Common Stock. These shares of Common Stock are beneficially owned by WMC in its capacity as investment adviser and such shares are owned of record by clients of WMC. As reported on the
     Schedule 13G, no such client of WMC is know to own more than five percent (5%) of the Company's Common Stock
(3) Based on a Schedule 13G filed with the SEC on February 14, 2003, FMR Corp., a Delaware corporation, has no voting power with respect to shares of the Company's Common Stock listed and sole dispositive power with respect to 2,022,000 shares of the Company's Common Stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 2,022,000 shares of the Company's Common Stock as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,892,400 shares of the Company's Common Stock at December 31, 2002

(4) Includes 961,168 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(5) Based on a Schedule 13G filed with the SEC on January 28, 2003, Dalton, Greiner, Hartman, Maher & Co., a Delaware partnership, has sole voting power with respect to 1,379,157 shares of the Company's Common Stock and sole dispositive power with respect to 1,584,257 shares of the Company's Common Stock.
(6) Includes 618,876 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(7) Includes 73,500 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(8) Includes 73,500 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(9) Includes 86,876 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(10) Includes 45,208 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(11) Includes 65,816 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(12) Includes 26,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(13) Includes 28,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.
(14) Includes 2,329,193 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2003.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and The Nasdaq Stock Market. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 2003, its executive officers, directors and ten-percent stockholders complied with all
Section 16(a) filing requirements applicable to them.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       John Chi-Hung Hui, Ph.D.
                                       Secretary

San Jose, California
Dated:  October 24, 2003

PERICOM SEMICONDUCTOR
CORPORATION
C/O EQUISERVE
P.O. BOX 8694
EDISON, NJ 08818-8694


                        PERICOM SEMICONDUCTOR CORPORATION


Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 17, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation



                                   DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE


1. To elect six directors of the Company to serve for the ensuing year end until their successors are elected and qualified

     Nominees: (01) Alex Chi-Ming Hui, (02) Chi-Hung (John) Hui, Ph.D.,
               (03) Hau L. Lee, Ph.D., (04) Millard (Mel) Phelps,
               (05) Tay Thiam Song,    (06) Jeffrey Young

                 FOR                            WITHHELD
                 ALL     [ ]                    FROM ALL  [ ]
               NOMINEES                         NOMINEES

               [ ] ______________________________________
                   For all nominees except as noted above

2.   To ratify and approve the appointment of        FOR   AGAINST   ABSTAIN
     Deloittc & Touche LLP as the independent        [ ]     [ ]       [ ]
     auditors for the Company for the fiscal
     year ending June 26, 2004.

3.   To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

PLEASE VOTE, DATE AND SIGN. RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduclarles should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



Signature:_________________ Date:_______ Signature:________________ Date:_______

DETACH HERE


                                      PROXY

                        PERICOM SEMICONDUCTOR CORPORATION

                  2380 BERING DRIVE, SAN JOSE, CALIFORNIA 95131

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 17, 2003
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Alex Chi-Ming Hui and John Chi- Hung Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2003 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Company's premises, 2380 Bering Drive, San Jose, California 95131 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                      -------------